SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a party other than the Registrant

Check the appropriate box:

[ ]     Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to Rule 14a-ll(c) or Rule 14a-12

                        Supertex, Inc.
                        --------------
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
        0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction.

(5) Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:



                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          August 16, 2002

To the Shareholders of Supertex, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
Supertex, Inc., a California corporation (the "Company"), will be held on Friday, August 16, 2002 at 10:00 a.m., local time, at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. Election of Directors. To elect directors to serve for the ensuing year and until their successors are elected.

2. Ratification and Approval of the Appointment of Independent Auditors. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal year 2003.

3. Other Business. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 21, 2002 are entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy. Please note, however, that if your shares are held on record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy in your name.



                                   By Order of the Board of Directors


					/s/   Benedict C. K. Choy
					Benedict C.K. Choy
                                        Corporate Secretary



Sunnyvale, California
July 5, 2002






                            PROXY STATEMENT

           SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors
(the "Board" or "Board of Directors") of Supertex, Inc., a California corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders to be held on August 16, 2002 at 10:00 a.m., local time (the Annual Meeting), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

Only shareholders of record at the close of business on June 21, 2002
(the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date 12,593,276 shares of the Company's Common Stock, no par value, were issued and outstanding.

The Annual Meeting will be held at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089. The Company's telephone number at that address is (408) 744-0100.

The Company is mailing this proxy statement and an accompanying proxy card on or about July 15, 2002 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Secretary of the Company at the Company's principal executive offices, 1235 Bordeaux Drive, Sunnyvale, California 94089 a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting and Solicitation

Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for a greater number of candidates than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. The director candidates who receive the most votes will be elected to fill the seats on the Board. Approval of all of the proposals requires the favorable vote of a majority of the votes "represented and voting" at the Annual Meeting (the "Votes Cast"). An automated system administered by the Company's transfer agent, Registrar and Transfer Company, tabulates the votes.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual
Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that, in the absented contrary controlling authority, abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal, since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. A broker "Non-Vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has received no instruction from the beneficial owner.

Accordingly, in general abstentions and broker "non-votes" will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. However, the number of shares voting favor of any matter must constitute at least a majority of the require quorum for the Annual Meeting. The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone or by fax by certain of the Company's directors, officers, and regular employees. Such persons will not receive additional compensation for such solicitation.

Deadline for Receipt of Shareholder Proposals

Proposals of security holders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for fiscal 2003 must be received by the Company no later than February 21, 2003 in order to be considered by the Company's management to be included in the proxy statement and form of proxy relating to that meeting. The proposal must be mailed to our principal offices, 1235 Bordeaux Drive, Sunnyvale, California 94089.
Such proposals may be in next year's proxy statement if they comply with the certain rules and regulations promulgated by the Securities and Exchange Commission.



                   PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. In the event that any nominee of the Company declines or is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will decline or will be unable to serve as a director. In the event that additional persons are nominated for election as directors and/or votes are cumulated, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.
The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified. The names of the nominees and certain information about them are set forth below:


                                                                              Director
Name of Nominee                      Age   Principal Occupation                 Since
--------------------------------------------------------------------------------------
Henry C. Pao (2) (4) (5)              64   President/Principal Executive and     1976
                                           Financial Officer of the Company

Benedict C.K. Choy (2)                56   Senior Vice President-Technology      1986
                                           Development of the Company

Richard E. Siegel (5)                 56   Executive Vice President of           1988
                                           the Company

W. Mark Loveless (1) (2) (3) (4) (5)  50   Partner, Burr, Pilger and Mayer       2000

Elliott Schlam (1) (3)                61   President, Elliott Schlam Associates  2000

Milton Feng (1) (3)                   52   Chair Professor of Electrical and     2001
                                           Computer Engineering
                                           University of Illinois, Champaign-Urbana

(1) Member of the Board's Audit Committee.
(2) Member of the Board's Compensation Committee.
(3) Member of the Board's Executive Compensation Committee.
(4) Member of the Board's Employee Stock Purchase Plan Committee
(5) Member of the Board's Deferred Compensation Plan Committee

There is no family relationship between any director, nominee or executive officer of the Company, except that Henry C. Pao and former director Frank C. Pao are brothers and are the sons of former director Yunni Pao.

Henry C. Pao is a founder of Supertex and has served as President, Principal Financial and Executive Officer, and as a Director since the Company's formation in fiscal 1976. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand, and IBM. He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Benedict C. K. Choy, a founder of the Company, joined in 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since 1988. He has been a Director since 1986. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He received a B.S. degree in Electrical Engineering from the University of California, Berkeley.

Richard E. Siegel joined the Company in 1981 as National Sales Manager, was appointed Vice President of Sales and Marketing in April 1982, Senior Vice President in February 1988, and has served as Executive Vice President since November 1988. He has been a Director since 1988. Previously, he worked at Signetics Corporation, Fairchild Semiconductor, Ford Instrument, and Grumman Aircraft Corporation. Mr. Siegel is also a member of the Board of Directors for All American Semiconductor (Nasdaq: SEMI). All American Semiconductor, headquartered in Florida, is a national distributor of electronic components manufactured by others and is a major distributor for Supertex. Mr. Siegel received a B.S. degree in Mechanical Engineering from the City College of New York, augmented with Electrical Engineering courses from Brooklyn Polytechnic Institute, New York.

W. Mark Loveless is a partner of Burr, Pilger & Mayer, an accounting and consulting firm headquartered in San Francisco, CA, since May 2002. From February 2001 to May 2002, Mr. Loveless was an independent financial consultant. From November 1999 to February 2001, Mr. Loveless served as the Chief Financial Officer of NPoint Inc., an embedded software company located in Los Gatos, CA. Prior to joining NPoint, Inc. in November 1999, Mr. Loveless had been with PricewaterhouseCoopers LLP, since 1978. Mr. Loveless was a Business Assurance Partner from 1990 to 1999 with PricewaterhouseCoopers LLP, in San Jose, CA in their Technology Sector where he spent considerable time working with mergers and acquisitions, public offerings, and accounting systems and controls. Mr. Loveless is a Certified Public Accountant and holds a B.S. degree in Business Administration and an MBA degree in Finance.

Elliott Schlam is an internationally recognized authority on the flat panel display industry. His consulting practice includes technology development, management and market strategies, R&D and equity fund raising and securities analysis. He has consulted for numerous successful Fortune 100 and start-up companies and was previously VP of Sales and Marketing for a flat panel display company as well as director of display R&D, manufacturing methods and technology insertion for the U.S. Army. Dr. Schlam is a Fellow of the Society for Information Display.

Milton Feng is a leading authority in III-V compound semiconductor and opto-electronic devices. He is currently the Dr. Nick Holonyak Jr. Chair Professor of Electrical and Computer Engineering and of the Center for Compound Semiconductor Microelectronics at the University of Illinois, Champaign-Urbana. He is a Fellow of IEEE and received the prestigious IEEE David Sarnoff Award in 1997. He was also awarded the Dr. Pan Wen Yuan Award in 2000 for his outstanding contribution in Noise in Microelectronics. He has published 120 journal papers, 105 conference papers, and holder of 6 patents in microelectronics and opto-electronics area. He received a Ph.D. in Electrical Engineering from the University of Illinois. Dr. Feng worked as a Section Head at the Torrance Research Center, Hughes Aircraft, and at the Ford Microelectronics in Colorado Springs before returning to the University of Illinois as a faculty member.

Board Recommendation on Proposal 1:	Vote Required

The six (6) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

THE BOARD OF THE DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ELECTION OF THE ABOVE-NAMED PERSONS TO THE BOARD OF DIRECTORS OF THE COMPANY.

Board Meetings and Committees

The Board of Directors of the Company held a total of two meetings during the fiscal year ended March 31, 2002. All directors attended each meeting during such fiscal year. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Compensation Committee, an Employee Stock Purchase Plan (the "ESPP") Committee, and a Deferred Compensation Plan Committee. The Board has no special nominating committee or any committee performing similar functions of such committee. Any member of the Board can make nominations.

Audit Committee

The Audit Committee consists of three non-employee directors, W. Mark Loveless, Elliott Schlam, and Milton Feng. The principal functions of the Audit Committee are (1) to monitor corporate financial reporting and the internal and external audits of the Corporation (2) to review and evaluate the Company's internal control structure, and (3) to nominate independent public accountants and approve the services performed by such auditors. The responsibilities of the Audit Committee are more fully described in the Audit Committee's written charter, which was approved by the Board of Directors in fiscal year 2001 and included as Appendix A to the Proxy Statement for the Company's 2001 annual meeting of shareholders.

All members of the Audit Committee are independent as defined under the listing standards of the National Association of Securities Dealers, Inc. In fiscal year 2002, the Audit Committee held five meetings and acted on one resolution by unanimous written consent. All members of the Audit Committee attended all five meetings.

Employee Stock Purchase Plan Committee

The Employee Stock Purchase Plan committee, consists of Henry C. Pao and
W. Mark Loveless, is responsible for the general administration and interpretation of the ESPP and for carrying out its provisions.


Deferred Compensation Plan Committee

The Deferred Compensation Plan Committee, consisting of Henry C. Pao, Richard Siegel, and W. Mark Loveless, is responsible for interpretation of the Supplemental Employee Retirement Plan (the "SERP") and making all other policy decisions concerning the SERP's administration. The Deferred Compensation Plan Committee met once in fiscal year 2002.

Executive Compensation Committee

The Executive Compensation Committee consists of non-employee directors W. Mark Loveless, Elliott Schlam, and Milton Feng, and is responsible for making recommendations to the Board of Directors with respect to all cash-based and all stock compensation of executive officers.

Compensation Committee

The Compensation Committee consists of W. Mark Loveless, Henry C. Pao, and Benedict Choy. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to all cash-based compensation and all stock compensation of employees and consultants, other than employee directors. The Compensation Committee acted on five resolutions by unanimous written consent in fiscal year 2002.

Compensation Committee Interlocks and Insider Participation

Benedict Choy and Henry C. Pao serve on the Compensation Committee. Henry C. Pao and Richard Siegel serve on the Deferred Compensation Plan Committee. All three of them are also officers of the Company.

Compensation of Directors

Cash Compensation. The Company currently pays cash compensation to its outside Directors for serving on the Board or committees of the Board in an amount of $1,000 for each Board meeting attended. The Chairman of the Audit Committee receives a $1,000 fee per Audit Committee meeting, while the Audit Committee members receive $500 per such meeting. The Company also reimburses all outside Directors for travel and other necessary out-of-pocket expenses incurred in the performance of their services as directors.

Stock Option Grant. The Company granted stock options to its outside directors during fiscal 2002. W. Mark Loveless and Elliot Schlam each received stock options to purchase 8,000 shares of the Company's Common Stock vested over a five-year period. Upon joining the Board, Mr. Milton Feng was granted on September 4, 2001 stock options to purchase 10,000 shares of the Company's Common Stock vested over a five-year period.


Certain Relationship and Related Transactions

The Company currently leases a portion of a building, consisting of approximately 5,600 sq. ft at 1225 Bordeaux Drive, Sunnyvale, California under an operating lease from Fortuna Realty Co, a corporation owned by a former Supertex Director, Yunni Pao, expiring March 31, 2003, with options to renew. The space is in turn subleased to our epitaxial deposition service provider at essentially the same cost. Previously we leased the entire building, consisting of approximately 20,000 sq.ft. The total rental expenses paid to Fortuna Realty Co. were $457,000, $408,000 and $388,000 in fiscal years 2002, 2001 and 2000, respectively. We believe that the lease with Fortuna Realty Co. was and is at prevailing market rates.

Mr. Richard Siegel, the Executive Vice President of the Company, is a member of the Board of Directors for All American Semiconductor. All American Semiconductor is a national distributor of electronic components manufactured by others and is a major distributor for Supertex. Sales to this distributor for fiscal years 2002, 2001, and 2000 were $2,109,000, $3,969,000, and
$4,114,000, respectively. Supertex has no long-term production agreement with All American Semiconductor.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of June 21, 2002 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's five most highly compensated executive officers, and (iv) by all directors and executive officers as a group:

Directors, Officers and 5% Stockholders	Shares Beneficially Owned (1)

                                    Number of Shares       Percentage of Total
------------------------------------------------------------------------------
Account Management Corp.              951,100 (2)                 7.55%
2 Newberry Street
Boston, MA 02116

Wasatch Advisors, Inc.              1,698,641 (3)                13.49%
150 Social Hall Avenue
Salt Lake City, UT 84111

Yunni Pao                           1,615,552 (4)                12.83%
2 Oxford Road
Kowloon, HongKong

Henry C. Pao                          936,037 (5)                 7.27%
Supertex, Inc.
1235 Bordeaux Dr.
Sunnyvale, California 94089

Frank C. Pao                          803,521                     6.38%
Business Systems Technology Corp.
330 Manchester Rd.
Poughkeepsie, New York

Benedict C.K. Choy                    257,251 (6)                 2.00%
Richard Siegel                         33,339 (7)                 (10)
Michael Lee                            31,252 (8)                 (10)
David Schie                            24,835 (9)                 (10)
W. Mark Loveless                        5,600                     (10)
Elliott Schlam                          5,600                     (10)
Milton Feng                                 0                     (10)

All Directors and Executive
Officers as a group (13 persons)     1,414,749 (11)             10.99%

---------------------------------
(1) Except as indicated in the footnotes to this table, and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Based on a filing dated February 14, 2002, pursuant to Section 13(f) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that Account Management Corp., a registered investment advisor has beneficial ownership of 951,100 shares of the Company's Common Stock as of March 31, 2002.

(3) Based on a filing dated February 14, 2002, pursuant to Section 13(g) of the Exchange Act, the Company believes that Wasatch Advisors, Inc., a registered investment advisor, has beneficial ownership of 1,698,641 shares of the Company's Common Stock as of March 31, 2002.

(4) Based on a filing dated February 14, 1997, pursuant to Section 13(d) of the Exchange Act, the Company believes that Push, Inc., a British Virgin Islands corporation owned 100% by Yunni Pao, has beneficial ownership of 1,615,552 shares of the Company's Common Stock as of December 31, 2000.

(5) Includes options held by Mr. Pao to purchase 65,300 shares of Common Stock exercisable within 60 days of June 21, 2002.

(6) Includes options held by Mr. Choy to purchase 41,000 shares of Common Stock exercisable within 60 days of June 21, 2002.

(7) Includes options held by Mr. Siegel to purchase 22,800 shares of Common Stock exercisable within 60 days of June 21, 2002.

(8) Includes options held by Mr. Lee to purchase 21,900 shares of Common Stock exercisable within 60 days of June 21, 2002.

(9) Includes options held by Mr. David Schie to purchase 24,000 shares of Common Stock exercisable within 60 days of June 21, 2002.

(10) Indicates less than 1% in beneficial ownership.

(11) Includes options held by the Company's executive officers and directors (13 persons) to purchase an aggregate 276,800 shares exercisable within 60 days of June 21, 2002.


Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD") initial reports of ownership on
Form 3 and changes in ownership on Form 4 or 5.   Such officers, directors
and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

Based solely on our review of the copies of such forms we have received, or written representations from certain Reporting Person, we believe that, during fiscal year 2002, all Reporting Persons complied with all applicable filing requirements, except as described below:

David Schie for his promotion to Vice President of Telecom and Broadband Products in August 2001, William Petersen for his promotion to Vice President of Sales on April 2001 and Milton Feng for his election to the Board of Directors in August 2001, failed to timely file Form 3, an Initial Statement of Beneficial Ownership of Securities.

Form 4 to report options exercised and/or subsequent dispositions of shares acquired by Benedict C.K. Choy, Henry Pao, William Ingram, Dilip Kapur, David Schie and Richard Siegel each filed a late Form 4 for fiscal 2002 that disclosed five transactions, one transaction, three transactions, three transactions, three transactions, and six transactions, respectively.

Options granted, one transaction each, to Henry Pao, Benedict C. K. Choy, Richard Siegel, W. Mark Loveless, Elliott Schlam and Milton Feng in fiscal 2002 and options granted to W. Mark Loveless and Elliott Schlam, two transactions each, in fiscal 2001 were not reported on Form 4 but were subsequently filed late on Form 5.

Executive Officers of the Registrant

The names, ages and positions of the Company's executive officers as of June 21, 2002 are as follows:


Name                    Position with the Company       Age     Officer Since
-----------------------------------------------------------------------------
Henry C. Pao            President, Principal Executive   64        1976
                        and Financial Officer
Richard E. Siegel       Executive Vice President         56        1982
Benedict C. K. Choy     Senior Vice President,           56        1976
                        Technology Development,
                        and Secretary
Dennis E. Kramer        Vice President, Materials        60        1996
William P. Ingram       Vice President,                  55        1999
                        Wafer Fab Operations
Franklin Gonzalez       Vice President,                  51        1999
                        Process Technology
Michael Lee             Vice President, I.C. Design      48        1999
Dilip Kapur             Vice President,                  53        2000
                        Standard Products
William Petersen        Vice President, Worldwide Sales  49        2001
David Schie             Vice President, Telecom and      30        2001
                        Broadband Products

Officers are appointed by the Board of Directors and serve at the discretion of the Board. There is no family relationship between any directors or executive officers of the Company.

Henry C. Pao is a founder of Supertex and has served as President, Principal Financial and Executive Officer, and as a Director since the Company's formation in fiscal 1976. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand and IBM. He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from University of Illinois at Champaign-Urbana.

Richard E. Siegel joined the Company in 1981 as National Sales Manager, was appointed Vice President of Sales and Marketing in April 1982, Senior Vice President in February 1988, and has served as Executive Vice President since November 1988. He has been a Director since 1988. Previously, he worked at Signetics Corporation, Fairchild Semiconductor, Ford Instrument and Grumman Aircraft Corporation. Mr. Siegel is also a member of the Board of Director for All American Semiconductor (NASD: SEMI). All American Semiconductor, headquartered in Florida, is a national distributor of electronic components manufactured by others and is a major distributor for Supertex. Mr. Siegel received a B.S. degree in Mechanical Engineering from City College of New York, augmented with Electrical Engineering courses from Brooklyn Polytechnic Institute, New York.

Benedict C. K. Choy, a founder of the Company, joined Supertex in fiscal 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since February 1988. He has been a Director since 1986. Previously, he worked at Fairchild Semiconductor, National
Semiconductor, and Raytheon. He received a B.S. degree in Electrical Engineering from the University of California, Berkeley.

Dennis E. Kramer joined Supertex in September 1981 as Wafer Fab II Production Manager. Over his tenure, he has managed many facets of the wafer fabrication process as well as all the back-end manufacturing operations. He was promoted to Vice President of Materials in 1996. Previously, he worked at Siemens and Signetics Corporation. He received a B.S. degree in Chemistry from University of California, Los Angeles and an MBA from Santa Clara University.

William Ingram joined Supertex five years ago as its Director of Wafer Fab Operations. Prior to joining Supertex, he was Vice President of Technology Development at Crosspoint Solutions, before which he held management positions at Fairchild and National Semiconductor. He began his career at National after receiving his B.S. degree in Electrical Engineering with honors from the North Carolina State University.

Franklin Gonzalez joined Supertex in November 1990 as a Process Development Manager. In 1994, he was promoted to Director of Process Technology. Prior to joining Supertex, he held various R& D management positions spanning over seventeen years with such companies as ECI Semiconductor, Telmos and Harris Semiconductor where he began his career. He received a Ph.D. in Electrical Engineering from the University of Florida and a M.S. degree in Electrical Engineering from Stanford University.

Michael Lee re-joined Supertex in October 1993 as Director of I.C. Design. Before that, he had a combined total of fifteen years of industry experience in I.C. Design. Mr. Lee began his career at Supertex after receiving his M.S. degree in Electrical Engineering from the University of California Berkeley in 1978.

Dilip Kapur joined Supertex in March 1984 and has managed Marketing, Applications, Marketing Communications and Product Engineering Departments. He has previously held Application Engineering and Marketing positions at Computer Power Inc. and Advani Oerlikon Ltd. He has a B.S. degree in Electrical Engineering from MACT, Bhopal and a Diploma in International Trade from Indian Institute of Foreign Trade, New Delhi.

William Petersen first joined Supertex in 1984 as Sales Manager for the Central Region of the United States. From 1990 through 1994, he was the Company's National Sales Manager, overseeing sales operations throughout the United States. Mr. Petersen re-joined Supertex in September 1999 as Director as Sales. He was promoted to Vice President of Worldwide Sales in April 2001. Prior to working at Supertex, he worked at Siemens as Central Area Manager from 1980-1984. Mr. Petersen attended the University of Iowa.

David C. Schie joined Supertex in 2000 and was promoted to Vice President Telecom & Broadband Products in August 2001. He was a founder of various companies including the ESG group of companies and Linear Dimensions Semiconductor. Mr. Schie holds various patents or patents pending in areas including PWM, supervisory & biasing ICs and power management ICs. He was trained at the University of Toronto in Analog IC Design.

Compensation of Executive Officers

The following table shows compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the three fiscal years ended March 31, 2002.

                        SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                 Annual   Compensation                Compensation(1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Securities
                                                                                                  Underlying
Name and                                         Deferred                         Deferred         Options            All other
Principal Position          Year   Salary(2)      Salary            Bonus(3)        Bonus      (No. of Shares)    Compensation(4)
----------------------------------------------------------------------------------------------------------------------------------
Henry C. Pao                2002    $186,042       $ 59,813        $    196        $ 13,304        25,000           $ 1,295
President, CEO, Director    2001     175,810        210,504           1,276          85,724             0             1,295
                            2000     139,576         44,326             435          29,565        25,000             1,355

Richard Siegel              2002     204,168        104,373           5,850           5,850        22,000             1,295
Executive Vice President    2001     231,151         41,796          37,700          37,700             0             1,295
                            2000     231,436         39,677          13,000          13,000        22,000             1,355

Benedict C. K. Choy         2002     190,703         20,456           4,950           4,950        20,000             1,295
Senior Vice President,      2001     190,703         20,456          57,420           6,380             0             1,295
  Technology Development    2000     194,345         12,897          20,900           1,100        20,000             1,355

Michael Lee (5)             2002     189,200              0           4,000               0             0             1,295
Vice President,             2001     184,239              0          24,000               0         5,000             1,295
  I.C. Design               2000     162,976              0           8,000               0        20,000             1,355

David Schie (5)             2002     183,858              0           4,000               0        24,000             1,295
Vice President,             2001       N/A              N/A            N/A              N/A          N/A                N/A
  Telecom and Broadband     2000       N/A              N/A            N/A              N/A          N/A                N/A
  Products


-------------------------------
(1) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan," "defined benefit plan, " or "pension plan" as such terms are defined in the applicable rules.

(2) Compensation deferred at the election of executive is included in the category and in the year earned.

(3) The amounts shown in this column reflect payments under the Company's semi-annual profit-sharing plan under which all eligible employees participate. Bonus deferred at the election of the executive is included in the category and in the year earned.

(4) The amounts disclosed in this column include:

  (a) Company contributions of $8,320, $9,360, and $9,360 in fiscal 2000, 2001, and 2002 respectively under the Supertex, Inc. Savings and Retirement Plan, a defined contribution 401(k) plan on behalf of each named executive officers.
  (b) Payment by the Company of premiums amounting to $2,512, $2,453, and $2,295 for fiscal 2000, 2001, and 2002 respectively, for term life insurance on behalf of each named executive officer. All full-time employees of the Company are covered by such term life insurance benefits.

(5) David Schie became an officer of the Company in fiscal 2002.

The following table shows, as to the named executive officers, information concerning options granted during fiscal year 2002 and the potential realizable value of those options, assuming 5% and 10% appreciation at the end of the option term.




OPTION GRANTS IN LAST FISCAL YEAR


                                 Percent of Total                                               Potential Realizeable Value
                                 Options Granted                                                   at Assumed Annual Rates
                                  to Employees                                                          of Stock Price
Name        Options Granted (1)  in Fiscal Year (2)    Exercise Price      Expiration Date      Appreciation for Option Term
                                                          ($/Share)                                 5%(3)           10%(3)
----------------------------------------------------------------------------------------------------------------------------
Henry Pao         25,000              7.8%                 $12.53               06/01/08         $127,524         $297,186
Benedict Choy     20,000              6.3%                 $12.53               06/01/08         $102,019         $237,749
Richard Siegel    22,000              6.9%                 $12.53               06/01/08         $112,221         $261,523
William Petersen  10,000              3.1%                 $12.53               06/01/08         $ 51,010         $118,874
David Schie       24,000              7.5%                 $12.53               06/01/08(4)      $ 78,675         $178,648

-------------------------------------
(1) Options granted under the Company's 1991 Stock Option Plan typically have a 7-year term, vest over a 5-year period of employment and have an exercise price equal to the market value of the Company's Common Stock on the date of grant.
(2) In fiscal year 2002, the Company granted options representing 318,590 shares to employees.
(3) Potential realizable value is based on Black - Scholes Multiple Option model. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
(4) Options granted to David Schie include an option to purchase 12,000 that will expire on September 1, 2003.

In March 1998, Franklin Gonzalez, the Company's Vice President, Process Technology, and William Ingram, the Company's Vice President, Wafer Fab Operation, were given the opportunity to exchange their older higher priced incentive stock options for new incentive stock options at the then current market price of $10.625 per share in return for changing the vesting start date of the option to one year after the original vesting date for the surrendered option. The Board believed that it was in the best interest of the Company and the shareholders of the Company to highly motivate the two officers at the time and to make a special exchange offer that was not available to the rest of the officers of the Company.

The following table provides the specified information concerning repricing of options to purchase the Company's Common stock held by any executive officer of the Company in the last 10 years.


                        OPTION REPRICING WITHIN LAST 10 YEARS

                              Number of Securities    Market Price of      Exercise Price                  Length of Original
                               Underlying Options         Stock at            at Time of         New      Option Term Remaining
Name                 Date          Repriced          Time of Repricing       Repricing        Exercise    at Date of Repricing
                                                                               Price           (months)
-------------------------------------------------------------------------------------------------------------------------------
Franklin Gonzalez   03/02/98       6,000(1)             $10.625                $16.750         $10.625            78
William Ingram      03/02/98       5,000(2)             $10.625                $12.000         $10.625            72


(1)  8-year term, vest 3 years after original grant date over a 5-year period.
(2)  7-year term, vest 2 years after original grant date over a 5-year period.


The following table summarizes the information concerning stock option exercises during the last fiscal year for each named executive officer.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES


                                            Number of Securities                 Value of
                                           Underlying Unexercised         Unexercised In-the-Money
           Shares Acquired   Value        Options at Fiscal Year-End     Options at Fiscal Year-End(*)
Name         on Exercise    Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------
Richard Siegel  23,300    $ 216,431         20,800        82,200        $ 161,808       $  762,062
Benedict Choy   17,500      176,838         39,000        79,000          339,390          737,690
Dilip Kapur     13,700      149,517          1,000        20,300            1,698          151,722
William Ingram   2,300       25,829         25,100        13,300          266,364          103,333
Dennis Kramer   10,000       55,500         16,000         9,000          146,348           58,590
David Schie     12,000       87,071         12,000        60,000              0            104,760

(*) Closing market price of the Company's Common Stock on Friday,
March 28, 2002 was $21 1/4.


                Report of the Executive Compensation Committee
                         of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended that might incorporate future filings, including this Proxy Statement, in whole of report, the following report shall not be deemed to be incorporated by reference in to any such filings.

The Executive Compensation Committee of the Board of Directors is generally responsible for reviewing compensation and benefits, including stock options, of executive officers of the Company. All the members of the Board of Directors review the stock compensation of outside directors.

The Company applies a consistent philosophy of compensation for all employees, including its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and shareholders.

Compensation Philosophy. The goals of the committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for the chief executive officer and other executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

* The Company pays competitively. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other companies of similar size and sales volume within the semiconductor industry, most of which are included in the Nasdaq Electronic Component Index.

*    	The Company pays for relative sustained performance.  Officers are rewarded based upon corporate performance, product line performance and individual performance. Corporate performance and product line performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

*    	The Company strives for fairness in the administration of
        compensation. The Company strives to achieve a balance with respect to compensation paid to the executives within the Company and in comparable companies. The Company also believes that the contributions of each member of the executive staff are vital to the success of the Company. As such, the Executive Compensation Committee's current policy is that the CEO's base compensation does not have any bearing on the base compensation of the other officers. Similarly, any employee may receive a base compensation higher than his/her supervisor due to the particular higher technical skills required in the subordinate position.

* The Company believes that employees should understand the performance evaluation and compensation administration process. At the beginning of each focal review period in July, annual objectives for the Company are set for each officer. The CEO gives ongoing feedback on performance to each officer. Within 90 days after the end of the fiscal year, the committees evaluate the accomplishments of the key objectives, which affects decisions on merit increases and stock option grants.

	Compensation Components. The Company's compensation program, which consists of cash and equity based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance shareholder value, motivate technological innovation and adequately reward its executive officers and other employees. These components are:

	Cash-Based Compensation:

        Salary. The Executive Compensation Committee sets base salary for the chief executive officer and all other officers by reviewing the compensation levels for competitive positions in the market. Based on comparative data, the chief executive and all other officers were compensated within the low-to-middle salary range levels during fiscal 2002. The chief executive and all other executive officers of the Company largely met their individual goals and the Company's overall performance set for them in fiscal year 2002.

        Profit-Sharing Bonus. The Company has a semiannual profit-sharing plan under which it distributes to all employees, including the chief executive officer and all other officers, ten percent of its operating profits before taxes and other adjustments. The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards a bonus to all employees based on a formula, which includes employment grade level, seniority with the Company, and employee performance including attendance. As of June 21, 2002, the Company has made twenty-six semiannual profit-sharing distributions.


        Equity-Based Compensation:

        Stock Option Grants. Stock options provide additional incentives to the chief executive officer and all other officers, directors, and certain management and technical employees to work to maximize stockholder value. The options vest over a defined period to encourage such employees to continue in the employ of the Company.
        In line with its compensation philosophy, the Company grants stock options commensurate with the employee's potential contribution to the Company, measured by his qualifications and previous work performance. Stock options were granted to various officers, management or technical employees in fiscal year 2002 for performance and promotions of existing employees, and as a part of the employment compensation package for new employees.

                      -Respectfully submitted by the members of the Executive
                       Compensation Committee

                                                        W. Mark Loveless
                                                        Elliot Schlam
                                                        Milton Feng



                        Report of the Audit Committee
                         of the Board of Directors


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

In accordance with its written charter adopted by the Board of Directors of the Company (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended March 31, 2002, the Committee met five times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and PricewaterhouseCoopers LLP, our independent auditors, prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from PricewaterhouseCoopers LLP a formal written statement relating to relationships between PricewaterhouseCoopers LLP and the Company that might bear on the auditors' independence, consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the PricewaterhouseCoopers LLP any relationships that may impact their independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, and PricewaterhouseCoopers LLP the quality and adequacy of the Company's internal controls. The Committee reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope and identification of audit risks.

The Committee discussed with PricewaterhouseCoopers LLP all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2002, with management and PricewaterhouseCoopers LLP. Management has the responsibility for the preparation of the Company's financial statements and PricewaterhouseCoopers LLP have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and PricewaterhouseCoopers LLP, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.


- Respectfully submitted by the members of the Audit Committee
                                                             W. Mark Loveless
                                                             Elliot Schlam
                                                             Milton Feng


      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 29, 2003. PricewaterhouseCoopers LLP, was the Company's independent public accountants for the fiscal year ending March 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Accountants Fees. The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2002:

         Description of Services                                Fees
         -------------------------------------------------------------
         Audit fees (1)                                     $  169,700
         Financial system design and implementation fees            --
         All other fees (2)                                    129,400
                                                            ----------
         Total                                              $  299,100

The Audit Committee did consider whether the provision of financial information systems design and implementation services and all other non-audit services is compatible with the accountants' independence and concluded that provision of financial information systems design and implementation services and other non-audit services are compatible with maintaining the independence of the Company's external auditors.

==================================
(1) Audit Fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2002 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2) All Other Fees represents the aggregate fees billed in fiscal 2002 for services other than audit and other than financial information system design and implementation including, for example, fees for tax compliance of $67,000, tax consulting of $41,400, and assistance with Form S-8 filing and required foreign statutory audits of $21,000.

Board Recommendation on Proposal 2; Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 29, 2003, will be approved upon the favorable vote of the majority of the Votes Cast on the Proposal, provided that such favorable vote constitutes at least a majority of the required quorum for the Annual Meeting.

THE BOARD OF THE DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING MARCH 29, 2003. THE VOTE REQUIRED TO APPROVE THIS PROPOSAL IS A MAJORITY OF THE SHARES PRESENT AND VOTING AT THE MEETING.



                        STOCK PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Nasdaq Electronic Components Total Return Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                  Comparison of Five Year Cumulative Total Return*

                        03/97   03/98   03/99   03/00   03/01   03/02
                        -----   -----   -----   -----   -----   -----
Nasdaq Composite         $100    $152    $205    $380    $152    $153
Total Return Index
(US Only)

Nasdaq Electronic        $100    $114    $165    $479    $150    $159
Components Stocks

Supertex, Inc,           $100    $ 96    $ 89    $254    $107    $181

*Assumes investment of $100 on April 1, 1997.




                                OTHER MATTERS

The Company knows of no other matters to be submitted to the Meeting. If any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2002 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-k for the fiscal year ended March 31, 2002 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as be directed to Supertex, Inc., Attention:Investor Relations, 1235 Bordeaux Drive, Sunnyvale, California 94089


                                       BY ORDER OF THE BOARD OF DIRECTORS OF
                                                  SUPERTEX, INC.


                                        /s/  Benedict C. K. Choy
                                             Benedict C. K. Choy
                                             Corporate Secretary
July 5, 2002
Sunnyvale, California


                                SUPERTEX, INC.
                ANNUAL MEETING OF SHAREHOLDERS, AUGUST 16, 2002

                     THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS

The undersigned shareholder of SUPERTEX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 5, 2002, and hereby appoints Henry C. Pao as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SUPERTEX, INC., to be held on August 16, 2002, at 10:00 a.m., local time, at the principal offices of the Company, located at 1235 Bordeaux Drive, Sunnyvale, California, 94089 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side.

THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 29, 2003, AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SUCH PROXY AND ATTORNEY, OR SUBSTITUTE, SHALL BE PRESENT AND SHALL ACT AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY EXERCISE ALL OF THE POWERS OF SUCH PROXY AND ATTORNEY-IN-FACT HEREUNDER.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

Please make your vote as indicated in this example [ X ]


1.  ELECTION OF DIRECTORS:

 	Nominees:
		Henry C. Pao
		Benedict C. K. Choy
		Richard Siegel
		W. Mark Loveless
		Elliott Schlam
		Milton Feng

	Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

	[    ]	FOR  all nominees (except as indicated above)
	[    ]	WITHHOLD AUTHORITY to vote for all nominees listed above.


2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
        THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 29, 2003:

	[    ]	FOR
	[    ]	AGAINST
	[    ]	ABSTAIN

In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

If shares are jointly held, each holder should sign. If signing for estates, trusts, corporations, or partnerships, title and capacity should be stated.

PLEASE MARK, DATE, AND SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                        Signature:                             Date:

                        Signature:                             Date: